SCHEDULE A

To the J.P. Morgan Exchange-Traded Fund Trust

Declaration of Trust

SERIES

As of September 9, 2015

SERIES

JPMorgan Diversified Return Global Equity ETF, formerly named JPMorgan Global Equity ETF (until 2/19/14) and JPMXF Diversified Return Global Equity ETF (2/19/14 until 4/4/14)

JPMorgan Diversified Return International Equity ETF, formerly named JPMXF Diversified Return International Ex – North America Equity ETF (until 4/4/14) and JPMorgan Diversified Return International Ex – North America Equity ETF (4/4/14 until 9/10/14)

JPMorgan Diversified Return Emerging Markets Equity ETF, formerly named JPMXF Diversified Return Emerging Markets Equity ETF (until 4/4/14)

JPMorgan Diversified Return U.S. Equity ETF

JPMorgan Diversified Return International Currency Hedged ETF, formerly named JPMorgan Diversified Return Hedged International Equity ETF (until 8/3/15)

JPMorgan Diversified Alternative ETF

JPMorgan Diversified Event Driven ETF

JPMorgan Diversified Return Europe Equity ETF

JPMorgan Diversified Return Europe Currency Hedged ETF